Exhibit 21.1
WWE SUBSIDIARIES
(All subsidiaries are wholly-owned, directly or indirectly, except where indicated)

TSI Realty Company (a Delaware corporation)

Event Services, Inc. (a Delaware corporation)

•	WM Labor MGT, Inc. (a Delaware corporation)

•	Event Services (Nola), LLC (a Louisiana corporation)

WWE Jet Services, Inc. (a Delaware corporation)

WWE Studios, Inc. (a Delaware corporation)

•	WWE Studios Originals, Inc. (a Delaware corporation)

•	WWE Films Development, Inc. (a Delaware corporation)

•	WWE Studios Production, Inc. (a Delaware corporation)

•	WWE TE Productions, Inc. (a Delaware corporation)

•	WWE LH Productions, Inc. (a Delaware corporation)

•	Marine Productions Australia Pty Limited (an Australia corporation)

•	Barricade Productions Inc. (a British Columbia corporation)

•	Marine 3, LLC (a Louisiana limited liability company)

•	Marine: Homefront, Inc. (a Delaware corporation)

•	Homefront Productions Inc. (a British Columbia company)

•	Twelve RR, Inc. (a Delaware corporation)

•	Reload Films, Inc. (a British Columbia company)

•	Six Forty Two Films, Inc. (a Delaware corporation)

•	One More Time Films, Inc. (a Delaware corporation)

•	Jersey Family Films Inc. (a British Columbia company)

•	Original Leprechaun Films, Inc. (a British Columbia company)

•	See No Evil 2 Films, Inc. (a British Columbia company)

•	Mind’s Eye Films, Inc. (a Delaware corporation)

•	Incarnate Investments, Inc. (a Delaware corporation)
.

•	TFG Productions, LLC (a Louisiana limited liability company)

•	Fourth Marine Films, Inc. (a Delaware corporation)

•	Triangle Films, Inc. (a Delaware corporation)

WWE Properties International, Inc. (a Delaware corporation)

•	XFL, LLC (50 percent owned)

WWE Japan LLC (a Japanese limited liability company)

WWE Australia Pty Limited (an Australia limited liability company)

World Wrestling Entertainment (International) Limited (a UK corporation)

World Wrestling Entertainment Canada, Inc. (a Canadian corporation)

WWE Asia Pacific Pte, Ltd. (a Singapore Corporation)

WWE Germany GmbH  (a German Corporation)